                                                                EXHIBIT 4.1(s)


                          CERTIFICATE OF DESIGNATIONS
                                       OF
                                PREFERRED STOCK
                                       OF
                             LOMAK PETROLEUM, INC.

                                TO BE DESIGNATED

            $2.03 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, SERIES C
                          ____________________________

                       Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware
                          ____________________________


                 The undersigned DO HEREBY CERTIFY that the following

resolution was duly adopted by the Board of Directors of Lomak Petroleum, Inc.,

a Delaware corporation (the "Corporation"), at a meeting duly convened and held, at which a quorum was present and acting throughout:

                 "RESOLVED, that pursuant to the authority conferred on the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, the issuance of a series of preferred stock, $1 par value per share, of the Corporation which shall consist of 1,150,000 shares of preferred stock be, and the same hereby is, authorized; and the President and Secretary or Assistant Secretary of the Corporation be, and they hereby are, authorized and directed to execute and file with the Secretary of State of the State of Delaware the Certificate of Designations of Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Company's Preferred Stock), as follows:

                 1. NUMBER OF SHARES; DESIGNATION. A total of 1,150,000 shares of Preferred Stock, par value $1.00 per share, of the Corporation are hereby designated as $2.03 Convertible Exchangeable Preferred Stock, Series C (the "Series"). The number of authorized shares of the Series may be reduced by the Board of Directors of the Corporation by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") stating that the reduction has been so authorized. In addition, the number of authorized shares of the Series may be increased by the Board of Directors of the Corporation, but it shall be a condition to the issuance of any additional shares of the Series so authorized that such shares be registered under the Securities Act of 1933, as amended, and admitted to trading on the Private Offerings, Resale and Trading through Automated Linkages ("Portal") Market, if the shares of the Series are then listed on Portal, or listed on the Nasdaq Stock Market or other national securities exchange on which shares of the Series may then be listed.

                 2. RANK. The Series shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, rank (a) senior and prior to (i) the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), and (ii) any series of preferred stock of the Corporation which is stated to be junior to the Series with respect to the payment of dividends or redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all shares identified in this clause (a) which are junior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Junior Dividend Shares" and all shares identified in this clause (a) which are junior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Junior Liquidation Shares"); (b) pari passu with (i) the Corporation's issued and outstanding shares of 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series A and 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series B (collectively, the "Existing Preferred Shares"), (ii) any additional series of convertible preferred stock that may in the future be issued by the Corporation, except and to the extent any such convertible preferred stock is stated to be junior to the series in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation and (iii) any Series of preferred stock that is not convertible for other securities of the Corporation but only to the extent such preferred stock is stated to be pari passu with the Series in the related Certificate of Designations or amendments to the Corporation's Certificate of Incorporation (all shares identified in this clause (b) which are pari passu with the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Parity Dividend Shares" and all shares identified in this clause (b) which are pari passu with the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Parity Liquidation Shares"); and (c) junior and subordinate to any additional series of preferred stock which may in the future be issued by the Corporation that is not convertible for other securities of the Corporation, except and to the extent any such non-convertible preferred stock is stated to be junior to or pari passu with the Series in the related Certificate of Designations or amendment to the Company's Certificate of Incorporation (all shares identified in this clause (c) which are senior to the shares of the Series with respect to the payment of dividends are hereinafter referred to as "Senior Dividend Shares" and all shares identified in this clause (c) which are senior to the shares of the Series with respect to redemption, payment and rights upon liquidation, dissolution or winding up of the affairs of the Corporation being hereinafter referred to as "Senior Liquidation Shares").

                 3. DIVIDENDS. (a) The cash dividend rate on shares of the Series shall be $2.03 per share per annum. Dividends on shares of the Series shall be fully cumulative, accruing, without interest, from the date of original issuance of the Series, and shall be payable quarterly in arrears, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, on March 31, June 30, September

30 and December 31 of each year, commencing December 31, 1995, except that if such date is not a business day then the dividend shall be payable on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in New York, New York) (each such period being hereinafter referred to as a "Quarterly Dividend Period"). Each dividend shall be paid to the holders of record of shares of the Series as they appear on the stock register of the Corporation on the record date, not less than 10 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends payable for each Quarterly Dividend Period shall be computed by dividing the annual dividend by four (rounded to the nearest cent). Dividends payable for any partial Quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on account of arrearages for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No interest shall be payable with respect to any dividend payment that may be in arrears. Holders of Shares of the Series called for redemption between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment on the date fixed for redemption together with all other accrued and unpaid dividends to the date fixed for redemption. The holders of shares of the Series shall be not be entitled to any dividends other than the cash dividends provided for in this paragraph 3.

                 (b) No dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Dividend Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set aside for payment for all accrued dividends with respect to the Series through the most recent Quarterly Dividend Period ending on or prior to the date of payment, or setting apart for payment, of such dividends on such Parity Dividend Shares. Unless dividends accrued and payable but unpaid on shares of the Series and any Parity Dividend Shares at the time outstanding have been paid in full, all dividends declared by the Corporation upon shares of the Series or Parity Dividend Shares shall be declared pro rata with respect to all such shares, so that the amounts of any dividends declared on shares of the Series and the Parity Dividend Shares shall in all cases bear to each other the same ratio that, at the time of the declaration, all accrued but unpaid dividends on shares of the Series and the other Parity Dividend Shares, respectively, bear to each other.

                 (c) If at any time the Corporation has failed to pay or set apart for payment all accrued dividends on any shares of the Series through the then most recent Quarterly Dividend Period, the Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

                          (i) declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities,





## CT01/SCHIJ/69316.34
                 obligations or otherwise (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares which are both Junior Dividend Shares and Junior Liquidation Shares); or

                          (ii) redeem, purchase or otherwise acquire, or set apart money for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any shares of the Series (unless all of the shares of the Series are concurrently redeemed), Parity Dividend Shares, Junior Dividend Shares, Parity Liquidation Shares or Junior Liquidation Shares for any consideration (except by conversion into or exchange for shares which are both Junior Liquidation Shares and Junior Dividend Shares)

unless, in each such case, all dividends accrued on shares of the Series through the most recent Quarterly Dividend Period and on any Parity Dividend Shares have been or contemporaneously are declared and paid in full or declared and a sum sufficient for the payment thereof set aside for such payment.

                 (d) Any reference to "distribution" contained in this paragraph 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                 4. LIQUIDATION. (a) The liquidation value of shares of the Series, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, shall be $25.00 per share, plus an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the payment date (such aggregate amount being hereinafter referred to as the "Liquidation Amount").

                 (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of the Series (i) shall not be entitled to receive the liquidation value of the shares held by them until the liquidation value of all Senior Liquidation Shares shall have been paid in full and (ii) shall be entitled to receive the liquidation value of such shares held by them in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the liquidation value to which the holders of shares of the Series are entitled, the holders of shares of the Series will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation value payable to the holders of shares of the Series and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the holders of shares of the Series and the holders of Parity Liquidation Shares are entitled were paid in full.

                 (c) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities or other property shall be considered a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph 4.





## CT01/SCHIJ/69316.34

                 (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent with respect to the Series.

                 5. OPTIONAL REDEMPTIONS FOR CASH. (a) The shares of the Series are not redeemable by the Corporation prior to November 1, 1998. Subject to the restrictions in paragraph 3 above, shares of the Series will be redeemable at the option of the Corporation, in whole or in part, from and after November 1, 1998 at the following redemption prices per share:

                 During the 12-month period
                   commencing November 1,                   Redemption Price
                 ------------------------                   ----------------
                      1998                                       $26.25
                      1999                                       $26.00
                      2000                                       $25.75
                      2001                                       $25.50
                      2002                                       $25.25
                      2003 and thereafter                        $25.00

in each case, together with an amount equal to the dividends accrued and unpaid thereon, whether or not declared, to the redemption date.

                 (b) Not less than 30 nor more than 60 days prior to the date fixed for any redemption of shares of the Series pursuant to this paragraph 5, a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of the Series to be redeemed at their respective addresses as the same shall appear on the books of the transfer agent for the Series, calling upon each holder of record to surrender to the Corporation at such place as shall be designated in such notice on the redemption date such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of the Series to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued to the holder representing the unredeemed shares of the Series.





## CT01/SCHIJ/69316.34

                 (c) If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of the Series so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Series to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                 (d) If a notice of redemption has been given pursuant to this paragraph 5, and any holder of shares of the Series shall, prior to the close of business on the date fixed for redemption, give written notice to the Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed held by the holder, then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a payment agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 7 or 11 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

                 (e) In every case of redemption of less than all of the outstanding shares of the Series pursuant to this paragraph 5, the shares to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption. Notwithstanding the foregoing, the Corporation shall not redeem any of the shares of the Series at any time outstanding until all dividends accrued and in arrears upon all shares of the Series then outstanding shall have been paid for all past dividend periods.

                 6. NOTE EXCHANGE. (a) Subject to the restrictions in paragraph 5 above and paragraph 6(e) below, shares of the Series shall be exchangeable at the option of the Corporation, in whole but not in part, on any March 31, June 30, September 30 or December 31 on or after December 31, 1996 and prior to December 31, 2004 through the issuance, in redemption of and in exchange for the shares of the Series, of the Corporation's 8.125% Convertible Subordinated Notes due 2005 (the "Notes") in the





## CT01/SCHIJ/69316.34
manner provided in this paragraph 6. The Notes will be subject to the terms and conditions of an indenture (the "Indenture") with Keycorp Shareholder Services, Inc., as Trustee, in substantially the form attached hereto as Exhibit A and incorporated by reference herein. The Notes shall be convertible into Common Stock of the Corporation at the Conversion Price (as determined pursuant to paragraph 7 below) applicable to the Series at the time of exchange, subject to further adjustment as provided in the Indenture. If, for any reason, prior to the execution and delivery of the Indenture, either the Corporation or Keycorp Shareholder Services, Inc. does not desire that Keycorp Shareholder Services, Inc. act as Trustee under the Indenture, the Corporation may, in its sole discretion, appoint another entity to act as Trustee under the Indenture, provided that the other entity meets the qualification requirements to act as Trustee under the Indenture and the Trust Indenture Act of 1939, as amended.

                 (b) The Notes will be issued solely in redemption of and in exchange for shares of the Series at the rate of $25 principal amount of Notes for each share of the Series outstanding on the Note Exchange Date (as defined in paragraph 6(c)).

                 (c) Not less than 30 nor more than 60 days prior to the date fixed for the issue of Notes in redemption of and in exchange for shares of the Series pursuant to this paragraph 6, a notice shall be given by first class mail, postage prepaid, to the holders of record of shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent for the Series, specifying the effective date of the exchange for the Notes (the "Note Exchange Date") and the place where certificates for shares of the Series are to be surrendered for Notes and stating that dividends on shares of the Series will cease to accrue on the Note Exchange Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to any other holder. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                 (d) If notice of redemption and exchange has been given pursuant to this paragraph 6 then (unless the Corporation shall default in issuing Notes in redemption of and in exchange for shares of the Series or shall fail to pay or set aside accrued and unpaid dividends on shares of the Series as provided in paragraph 6(e) and notwithstanding that any certificates for shares of the Series have not been surrendered for exchange), on the Note Exchange Date, the holders of such shares shall cease to be stockholders with respect to the shares and shall have no interest in or claims against the Corporation by virtue thereof (except the right to receive Notes in exchange therefor and such accrued and unpaid dividends thereon to the Note Exchange
Date), shall have no voting, conversion or other rights with respect to such shares, and the shares of the Series shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Corporation) of the certificates for shares of the Series in accordance with such notice, such certificates shall be exchanged for Notes and such accrued and unpaid dividends in accordance with this paragraph 6. If notice of redemption and exchange has been given pursuant to this paragraph 6 and any holder of shares of the Series shall, prior to the close of business on the Note Exchange Date, gives written notice to the





## CT01/SCHIJ/69316.34

Corporation pursuant to paragraph 7 or 11 below of the conversion of any or all of the shares to be redeemed and exchanged held by the holder, then the redemption and exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in paragraph 7 or 11 below, whereupon any funds deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption and exchange of such shares shall, subject to any right of the holder of the shares to receive the dividend payable thereon (as provided in paragraph 7 or 11 below) immediately upon the conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from the trust.

                 (e) Prior to giving notice of intention to exchange, the Corporation and the Trustee shall execute and deliver the Indenture, with such changes therein as may be required by law, Nasdaq National Market rule or the rules of any securities exchange on which the Notes are to be listed. The Corporation will cause the Notes to be authenticated on or before the Note Exchange Date. Additionally, prior to giving notice of intention to exchange the Corporation shall (i) register the Notes for trading through the Depository Trust Company, (ii) list the Notes for inclusion in the principal trading market in which the shares of the Series were trading immediately prior to such exchange, (iii) arrange for the qualification of the Notes under applicable securities and blues sky laws, to the extent necessary under such laws, and (iv) if the exchange is to be consummated prior to November 6, 1998, register the Notes for public resale pursuant to the Securities Act on an appropriate form. If on the Note Exchange Date the Corporation has failed to pay or set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of shares of the Series, all dividends accrued and unpaid on the shares of the Series to the Note Exchange Date then no shares of the Series shall be redeemed or exchanged for Notes.

                 7. CONVERSION. (a) Holders of shares of the Series will have the right, exercisable at any time prior to redemption or exchange of such shares (as described in paragraphs 5 or 6 above), to convert shares of the Series into shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) at the conversion price of $9.50, subject to adjustment as described below (the "Conversion Price"). The number of shares of Common Stock into which each share of the Series shall be convertible shall be determined by dividing the Liquidation Preference of such share by the Conversion Price then in effect. In the case of shares of the Series called for redemption or to be exchanged for the Notes, conversion rights will expire at the close of business on the redemption date or the Note Exchange Date, as the case may be. No payment or adjustment for accrued dividends on the shares of the Series is to be made on conversion, but holders of record of shares of the Series on a record date fixed for the payment of a dividend on such shares shall be entitled to receive the dividend notwithstanding the conversion of the shares prior to the dividend payment date. A share of the Series may not be converted in part.

                 (b) In order to exercise the conversion right, the holder of each share of the Series to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent





## CT01/SCHIJ/69316.34
for the Series in New York, New York and shall give written notice to the Corporation in the form set forth on the reverse of the stock certificates for the shares of the Series that such holder elects to convert the shares represented by such certificate or a portion thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of paragraph 7(e) below. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series is registered, be duly endorsed by, or be accompanied by instruments of transfer (in each case, in form reasonably satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

                 (c) As promptly as practicable after the surrender of certificates for shares of the Series for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares of the Series in accordance with the provisions of this paragraph 7, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in paragraph 7(d) below. Each conversion with respect to any shares of the Series shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series shall have been surrendered (accompanied by the funds, if any, required by paragraph 7(e) below) and such notice shall have been received by the Corporation as aforesaid, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date.

                 (d) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Series. If more than one share of the Series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Series, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of the Current Market Price (as defined in paragraph 12 below) of the Common Stock at the close of business on the day of conversion.

                 (e) If a holder converts shares of the Series, the Corporation shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of the shares of the Series (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Corporation shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder.





## CT01/SCHIJ/69316.34

                 (f) The Corporation shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the outstanding shares of the Series. The Corporation shall from time to time, in accordance with the GCL, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of the Series at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of shares of the Series hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued upon conversion, the Corporation shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered upon conversion of the shares of the Series will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

                 (g) The Conversion Price shall be subject to adjustment from time to time as follows:

                          (i) In the event that the Corporation shall (A)
                 pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) split or subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of Capital Stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each share of the Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share of the Series been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 7(g)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in paragraph 7(k) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

                          (ii) In the event that the Corporation shall commit
                 to issue or distribute Capital Stock or issue rights, warrants or options entitling the holder thereof to subscribe for or purchase Capital Stock at a price per share less than the Current Market Price per share on the earliest of (i) the date the Corporation shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants or options, if applicable, or (iii) the date of actual issuance or distribution of any such Capital Stock or rights, warrants or options, (provided that the issuance of





## CT01/SCHIJ/69316.34

                 Capital Stock upon the exercise of warrants or options will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such warrant or option was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                                        (x)     if such Capital Stock is Common
                                  Stock, the fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (such amount, with respect to any such rights, warrants or options, determined by multiplying the total number of shares subject thereto by the exercise price of such rights, warrants or options and dividing the product so obtained by the Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such warrant, right or option; or

                                        (y)     if such Capital Stock is other
                                  than Common Stock, the fraction whose
                                  numerator shall be the Current Market Price per share of Common Stock on such date minus an amount equal to (A) the sum of (I) the Current Market Price per share of such class of Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued minus (II) the offering price per share of such Capital Stock multiplied by the number of shares of such class of Capital Stock to be so issued (B) divided by the number of shares of Common Stock outstanding on such date and whose denominator is the Current Market Price of the Common Stock on such date.

                 Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants or options are issued or distributed at a price below the Current Market Price therefor as in effect on the date of issuance or distribution. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Capital Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Capital Stock so issued or distributed, there shall be taken into account any consideration received by the Corporation for such Capital Stock, rights, warrants or options, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee. If any right, warrant or option to purchase Capital Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such right, warrant





## CT01/SCHIJ/69316.34
                 or option been made on the basis of offering for subscription or purchase only that number of shares of Capital Stock actually purchased upon the actual exercise of such right, warrant or option.

                          (iii) In the event that the Corporation shall pay as
                 a dividend or other distribution to holders of any class of its Capital Stock generally or to holders of any class of Capital Stock of any Subsidiary which is not wholly owned by the Corporation evidences of indebtedness or assets (including, without limitation, shares of Capital Stock, cash or other securities, but excluding dividends, rights, warrants, options and distributions for which adjustment is made as described in subsections (i) and (ii) above, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the Trustee) of the portion of the Capital Stock or assets or evidences of indebtedness so distributed or of such rights or warrants attributable to one share of Common Stock (the amount so attributable equaling the aggregate fair market value of such indebtedness or assets, as so determined by the Board of Directors, divided by the number of shares of Common Stock outstanding on such record date), and the denominator shall be the Current Market Price of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph 7(k) below.

                          (iv) No adjustment in the Conversion Price shall be
                 required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this paragraph 7(g)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7(g)(i) shall be made to the nearest cent or nearest 1/100th of a share.

                          (v) Notwithstanding anything to the contrary set forth in this paragraph 7(g), no adjustment shall be made to the Conversion Price upon (A) the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Corporation which plan has been approved by the Compensation Committee of the Board of Directors (or if there is no such committee then serving, by the majority vote of the Directors then serving who are not employees or officers of the Corporation, a 5% or greater stockholder of the Corporation or an officer, employee or Affiliate or Associate (as defined in paragraph 12) of any such 5% or greater stockholder) and, if required by law, the requisite vote of the stockholders of the Corporation (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee of the Board of Directors or, if applicable, the Board of Directors





## CT01/SCHIJ/69316.34
                 and, if required by law, the stockholders of the Corporation as provided in this clause (A)) or (B) the issuance of Common Stock upon the conversion or exercise of the Existing Preferred Shares or warrants of the Corporation outstanding on October 31, 1995, unless the conversion or exercise price thereof is changed after October 31, 1995 (other than solely by operaion of the anti-dilution provisions thereof) or (C) the declaration, setting aside or payment of dividends for payment to the Shares, any Parity Dividend Shares or Senior Dividend Shares in accordance with paragraph 3 or (D) after giving effect to the payment or setting aside of any dividends previously or concurrently declared with respect to the Shares, any Parity Dividend Shares or Senior Dividend Shares, the declaration, setting aside or payment of dividends solely out of the retained earnings of the Corporation.

                          (vi) The Corporation from time to time may reduce the
                 Conversion Price by any amount for any period of time in the discretion of the Board of Directors. A voluntary reduction of the Conversion Price does not change or adjust the conversion price otherwise in effect for purposes of this paragraph 7(g).

                          (vii) In the event that, at any time as a result of
                 an adjustment made pursuant to paragraph 7(g)(i) through 7(g)(iii) above, the holder of any share of the Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of the Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 7(g)(i) through 7(g)(v) above, and the other provisions of this paragraph 7(g)(vii) with respect to the Common Stock shall apply on like terms to any such other shares.

                 (h) In case of any reclassification of the Common Stock (other than in a transaction to which paragraph 7(g)(i) applies), any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of the Series then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of the Series might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. As a condition to any such transaction, the Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its





## CT01/SCHIJ/69316.34
certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 7. The provisions of this paragraph 7(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                 (i)              If:

                          (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(g); or

                          (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                          (iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, except as provided otherwise in paragraph 11, the Corporation shall cause to be filed with the transfer agent for the Series and shall cause to be mailed to the holders of shares of the Series at their addresses as shown on the books of the transfer agent for the Series, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph 7(i).

                 (j) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the transfer agent for the Series a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and





## CT01/SCHIJ/69316.34
setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of the Series.

                 (k) In any case in which paragraph 7(g) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to paragraph 7(g) occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any shares of the Series converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph 7(d).

                 (l) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this paragraph 7, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of the Series, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

                 (m) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of the Series, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

                 8. STATUS OF SHARES. All shares of the Series that are at any time redeemed pursuant to paragraphs 5 or 6 above or converted pursuant to paragraph 7 above or paragraph 11 below, and all shares of the Series that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall have the status of authorized but unissued shares of preferred stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

                 9.       VOTING RIGHTS.

                 (a) GENERAL. Except as set forth below or otherwise required by law, holders of shares of the Series shall vote together with the holders of the Common Stock (and together with any other class of capital stock of the Corporation which is stated to vote with the holders of Common Stock as a class) with respect to all matters submitted to the stockholders of the Corporation for vote or consent. In connection with any right to vote or give consent, each holder of shares of the Series will have one vote for each share held; provided, however, any shares of the Series held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.





## CT01/SCHIJ/69316.34

                 (b)      Dividend Defaults.
                          ------------------

                          (i) If and whenever accrued dividends on the shares of the Series shall not have been paid in an aggregate amount equal to or greater than the equivalency of six quarterly dividends (whether or not consecutive) on shares of the Series, or if any class of Parity Dividend Shares or Senior Dividend Shares (together with the Series, but excluding the Existing Preferred Shares, the "Preferred Class") shall become entitled to elect directors to the Corporation's Board of Directors based upon actual missed and unpaid dividends, then upon such event, without the requirement of any additional action by the Board of Directors or stockholders of the Corporation, the number of directors constituting the Board of Directors of the Corporation shall automatically be increased by the number of directorships equal to one-half of the number of directorships constituting the whole Board of Directors of the Corporation immediately prior to such event (rounded upwards in the event of a fraction), but by not less than three, and the holders of shares of the Preferred Class, voting together as a single class, shall be entitled to elect the directors to fill the resulting vacancies on the Board of Directors; provided, however, that there shall be counted as directors elected by the Preferred Class up to two directors elected by the Existing Preferred Shares pursuant to the terms of the Certificates of Designations related thereto. At elections for such directors, each holder of shares of the Preferred Class shall be entitled to one vote for each share of the Preferred Class held. Such right to vote as a single class to elect directors shall, when vested, continue until all dividends in default on the shares of the Preferred Class shall have been paid in full and, when so paid, such right to elect directors separately as a class shall cease, subject to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. If at any time after the election of directors by the Preferred Class, the holders of Existing Preferred Shares exercise their right to elect up to two directors, a special meeting shall be held to vote upon the persons who shall be the remaining directors elected by the Preferred Class.

                          (ii) Whenever such voting right shall have vested, such right may be exercised initially either, at a special meeting of the holders of shares of the Preferred Class called as hereinafter provided or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the GCL.

                          (iii) At any time when the voting right granted by this paragraph 9(b) shall have vested in the holders of shares of the Preferred Class entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon written request of holders of record of 10% in the aggregate, of shares of any series of preferred stock of the Corporation then outstanding, addressed to the Chief Financial Officer of the Corporation, call a special meeting of holders of shares of the Preferred Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual





## CT01/SCHIJ/69316.34
                 meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Chief Financial Officer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after such written request is mailed to the Chief Financial Officer of the Corporation, by registered mail, addressed to the Chief Financial Officer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of the Preferred Class then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph 9(b)(iii). Any holder of shares of the Preferred Class then outstanding that would entitled to vote at such meeting shall have access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph 9(b)(iii). Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

                          (iv) The directors elected pursuant to this paragraph 9(b) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any director elected by the holders of shares of the Preferred Class may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Preferred Class who were entitled to participate in such election of directors, voting as a special class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of the shares of the Preferred Class, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of shares of the Preferred Class, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
                 Upon any termination of the right of the holders of the Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by holders of the Preferred Class, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of powers vested in the holders of the Preferred Class shall have expired, the number of directors shall be such number as may be provided for pursuant to the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this paragraph 9(b).

                          (v)  So long as any shares of the Series are
                 outstanding, the By-laws shall contain no provisions that would restrict the exercise, by the holders of shares of the Preferred Class or the Existing Preferred Shares, of the right to elect directors under the circumstances provided in paragraph 9(b)(i) above.





## CT01/SCHIJ/69316.34

                 (c) So long as any shares of the Series remain outstanding, the consent of the holders of at least a majority of the shares of the Series outstanding at the time, given in person or by proxy either in writing (as permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                          (i) the authorization, creation or issuance, or any increase in the authorized or issued amount of any class or series of stock, or any security convertible into stock of such class of series, ranking prior to the Series as to dividends or the distribution of assets upon liquidation, dissolution or winding up, other than preferred stock which is not convertible into or exchangeable for any other securities of the Corporation;

                          (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation (including this Certificate) or the By-laws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series or of the holders thereof; provided, however, that any action permitted under the preceding clause
                 (i) with respect to Preferred Stock which is not convertible into or exchangeable for any other securities of the Corporation shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

                          (iii) the authorization of any reclassification of the shares of the Series; or

                          (iv) make any change in the Indenture in a manner that adversely affects or would adversely affect the rights of the holders of Notes issued thereunder.

                 10. MANDATORY REDEMPTION. The shares of the Series are not subject to mandatory redemption or sinking fund requirements.

                 11. SPECIAL CONVERSION RIGHTS OF HOLDERS UPON CERTAIN EVENTS FOLLOWING A FUNDAMENTAL CHANGE OR A CHANGE OF CONTROL OF THE CORPORATION.

                 (a) CHANGE OF CONTROL. If a Change of Control (as defined in paragraph 11(e) below) with respect to the Corporation shall occur, and if at the time of such occurrence the Current Market Price of the Common Stock is less than the Conversion Price in effect at the time of such occurrence, then each holder of shares of the Series shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change of Control has occurred, to convert all, but not less than all, of such holder's shares of the Series into Common Stock at an adjusted Conversion Price per share equal to the Special Conversion Price. The Corporation may, at its option, in lieu of providing Common Stock upon any such special conversion, provide the holders who have elected to convert their shares under this paragraph 11(a) with cash equal to the Market Value (as defined in paragraph 11(e) below) of the Common Stock multiplied by the number of shares of Common Stock into which shares of the Series would have been convertible immediately prior to the Change of Control at an adjusted conversion price equal to the Special Conversion Price, but only if the Corporation, in





## CT01/SCHIJ/69316.34
its notice to holders that a Change of Control has occurred, has notified the holders of the Corporation's election to provide such holder with cash in lieu of such Common Stock; provided, however, that any such election by the Corporation shall apply to all shares of the Series for which the special conversion was elected by the holders thereof. Shares of the Series that becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible in accordance with paragraph 7 into the number of shares of Common Stock that the holders of the shares would have owned immediately after the Change of Control if the holders had converted the shares immediately before the effective date of the Change of Control.

                 (b) FUNDAMENTAL CHANGE. If a Fundamental Change (as defined in paragraph 11(e) below) with respect to the Corporation shall occur, and if at the time of such occurrence the Current Market Price of the Common Stock is less than the Conversion Price in effect at the time of such occurrence, then each holder of shares of the Series shall have a special conversion right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Fundamental Change has occurred, to convert all, but not less than all, of the holder's shares into the kind and amount of cash, securities, property or other assets receivable upon the Fundamental Change by a holder of the number of shares of Common Stock into which such shares of the Series would have been convertible immediately prior to the Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price. The Corporation or a successor corporation, as the case may be, may, at its option and in lieu of providing the consideration as required above upon such conversion, provide the holders who have elected to convert their shares under this paragraph 11(b) with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of the Series would have been convertible immediately prior to the Fundamental Change at an adjusted Conversion Price equal to the Special Conversion Price but only if the Corporation, in its notice to holders that a Change of Control has occurred, has notified the holders of the Corporation's election to provide such holder with cash in lieu of such Common Stock; provided, however, that any such election by the Corporation shall apply to all shares of the Series for which the special conversion was elected by the holders thereof. Shares of the Series that becomes convertible pursuant to a special conversion right shall, unless so converted, remain convertible in accordance with paragraph 7 into the kind and amount of cash, securities, property or other assets that the holders of the shares would have owned immediately after the Fundamental Change if the holders had converted the shares immediately before the effective date of the Fundamental Change.

                 (c) NOTICE. Within 30 days after the occurrence of a Change in Control or Fundamental Change, the Corporation shall mail to each registered holder of shares of the Series a notice of the occurrence (the "Special Conversion Notice") setting forth the following:

                          (i) the event constituting the Change of Control or Fundamental Change and that such event entitles the holders of shares of the Series to the special conversion right;





## CT01/SCHIJ/69316.34

                          (ii) the Special Conversion Price;

                          (iii) the Conversion Price then in effect under
                 paragraph 7 and the continuing conversion rights, if any, thereunder;

                          (iv) the name and address of the paying agent and
                 conversion agent;

                          (v) that the holders who elect to convert shares of
                 the Series must satisfy the requirements of paragraph 11(d) and must exercise their conversion right within the 45 day period after the mailing of the Special Conversion Notice by the Corporation;

                          (vi) the conversion date upon exercise of the
                 applicable special conversion right;

                          (vii) the exercise of such conversion right shall be
                 irrevocable and no dividends on shares of the Series (or portions thereof) tendered for conversion shall accrue from and after the conversion date; and

                          (viii) whether the Corporation (or a successor
                 corporation, if applicable) has exercised its option to pay cash (specifying the amount thereof per share) for all shares of the Series tendered for conversion.

The Special Conversion Notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of the Series at their respective addresses as the same shall appear on the books of the transfer agent for the Series. No failure of the Corporation to give the foregoing notice shall limit any holder's right to exercise the special conversion right hereunder.

                 (d) EXERCISE PROCEDURES. A holder of shares of the Series must exercise a special conversion right within the 45 day period after the mailing of the Special Conversion Notice. Such right must be exercised in accordance with paragraph 7(b) to the extent the procedures therein are consistent with the provisions of this paragraph 11. Exercise of such conversion right shall be irrevocable, to the extent permitted by applicable law, and dividends on shares of the Series tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Change of Control or Fundamental Change shall be the 45th day after the mailing of the Special Conversion Notice. In taking any action in connection with any Change of Control or Fundamental Change or related special conversion right, the Corporation will comply with all applicable federal securities laws and regulations.

                 (e) DEFINITIONS. The following definitions shall apply to terms used in this paragraph 11:

                          (i) a "Change of Control" with respect to the Corporation shall be deemed to have occurred at such time as any person (within the meaning of Sections 13(d)





## CT01/SCHIJ/69316.34
                 and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined in paragraph 12), is or becomes the direct or indirect beneficial owner (as defined below) of shares of capital stock of the Corporation entitled to vote in the election of directors of the Corporation under ordinary circumstances or to elect a majority of the Board of Directors of the Company. Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred if (A) 85% or more of the consideration receivable by holders of shares of the Series upon conversion thereof immediately after such occurrence consists of Marketable Stock or (B) immediately after such occurrence (I) the Current Market Price of the shares of the Series or (II) the sum of the Current Market Price of any such Marketable Stock receivable upon conversion of shares of the Series plus any cash receivable upon such conversion has a value on each of the five trading days immediately after such Change of Control equal to or in excess of 105% of the Liquidation Amount. Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change.

                 For purposes of the foregoing definition, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Corporation in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Securities and Exchange Commission thereunder.

                          (ii) a "Fundamental Change" with respect to the
                 Corporation means (A) the occurrence of any transaction or series of related transactions or event in connection with which a majority of the outstanding Common Stock of the Corporation or shares of the Series shall be exchanged for, converted into, acquired for or converted solely into the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (B) the conveyance, sale, lease, assignment, transfer or other disposal of a majority of the Corporation's property, business or assets; provided, however, a Fundamental Change will not include any transaction or series of related transactions or events in which (x) 85% or more of the consideration (I) received by the holders of the shares of the Series directly for their shares or (II) receivable upon conversion of their shares immediately after such transaction (if their shares are not exchanged in connection with such Fundamental Change) or upon the conversion or exchange immediately after such transaction of any convertible or exchangeable securities received directly for their shares (if their shares are exchanged in connection with such Fundamental Change) consists of Marketable Stock or
                 (B) immediately after the consummation of such transaction (I) the Current Market Price of the shares of the Series (if such shares are not exchanged in connection with such Fundamental Change), (II) the sum of the Current Market Price of any securities for which such shares are exchanged plus





## CT01/SCHIJ/69316.34
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
                 any cash received in connection with such exchange or (III) the sum of the Current Market Price of any securities into which such shares or securities identified in the preceding clauses (i) and (ii) may be converted into or exchanged for plus any cash received in connection with such conversion or exchange has a value on each of the five consecutive trading days preceding such transaction equal to or in excess of 105% of the Liquidation Amount.

                          (iii) the "Special Conversion Price" shall mean the
                 higher of the Market Value of the Common Stock or $5.21 per share; provided, however, that each time the then prevailing Conversion Price shall be adjusted as provided elsewhere herein, such dollar amount shall likewise be adjusted so that the ratio of such dollar amount to the then prevailing Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $5.21 to the initial Conversion Price (without giving effect to any adjustment).

                          (iv) the "Market Value" of the Common Stock or any
                 other Marketable Stock shall be the average of the last reported sales price of the Common Stock or such other Marketable Stock, as the case may be, for the five business days ending on the last business day preceding the date of the Change of Control or Fundamental Change; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock shall be the average of the last reported sales price per share of such Marketable Stock during the first five business days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices in the United States; and

                          (v) "Marketable Stock" shall mean Common Stock or
                 common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Fundamental Change (or of the ultimate parent of such successor), which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or any similar system of automated dissemination of quotation securities prices in the United States.

                 12. CERTAIN DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

                 "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term "controlling" and "controlled" having meanings correlative to the foregoing.





## CT01/SCHIJ/69316.34
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
                  An "ASSOCIATE" of a person means (A) any corporation or organization, other than the Corporation or any subsidiary of the Corporation, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (B) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and
(C) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries.

                 "COMMON SHARES" shall mean any stock of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which is not subject to redemption by the Corporation.
However, Common Shares issuable upon conversion of shares of this series shall include only shares of the class designated as Common Shares as of the original date of issuance of shares of the Series, or shares of the Corporation of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications. Unless the context otherwise specifies or requires, all references in this certificate to "Common Shares" include the Common Stock.

                 "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the





## CT01/SCHIJ/69316.34
over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a New York Stock Exchange member firm selected by the Company.

                 IN WITNESS WHEREOF, the Corporation has caused this

Certificate to be duly executed on its behalf by its undersigned President and

attested to by its Secretary this     day of November, 1995

Corporate Seal            _________________________________________________
                                John H. Pinkerton
                                President and Chief Executive Officer

ATTEST:



_________________________________________________________________
Jeffrey A. Bynum, Secretary





## CT01/SCHIJ/69316.34
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